Exhibit 10.19

[Translated from Chinese]

Lease Agreement of West Lake International Technologies Building	CECEP Industry Development Co., Ltd

Premises Lease Contract

Zhe Jie Zu Zi (2013) No. 005

Lessor: CECEP Industry Development Co., Ltd (Hereinafter referred to as Party A)

Lessee: Aerohive Networks (Hangzhou) Co., Ltd (Hereinafter referred to as Party B)

According to Contract Law of the People’s Republic of China and applicable laws and regulations, this Contract concerning Party B leases the premises owned by Party A and located at No.391 Wen’er Road, Hangzhou is concluded through consensus on the basis of equality and willingness.

1. Location and Building Area of the Premises

The premises leased out by Party A to Party B is located at Room 501-536, Floor 5, Building 5, West Lake International Technologies Building, No.391, We’er Road, Hangzhou, with building area 3900 square meters.

2. Term of Lease

The term of lease shall start from October 1, 2013 to September 30, 2016. During this term, Party B shall not sublease the leased aforesaid premises to other person for the purpose of using or operating.

3. Performance Bond for Lease of Premises

3.1 Party B shall pay RMB 270,000 Yuan (about the rent of a month which has been paid in Agreement of Intent signed previously) to Party A as performance bond for lease of premises.

3.2 This performance bond is used as a guarantee of Party B to perform its obligations according to this Contract. If Party B is under any of the following circumstance in the process of performing this Contract, Party A has the right to deduct directly from performance bond.

3.2.1 If Party B rescind the Contract unilaterally in advance without written approval of Party A, Party A has the right to deduct liquidated damages payable by Party B directly from the performance bond.

3.2.2 If Party B has rent arrear when this Contract expires, Party A has the right to deduct the delinquent rent and overdue fine from the performance bond but shall return the remaining amount to Party B.

3.2.3 If Party B has other amount payable or compensation payments, Party A has the right to deduct the delinquent rent and overdue fine from the performance bond but shall return the remaining amount to Party B.

3.3 If Party B is not under any of the circumstances described in 3.2, Party A shall return the performance bond to Party B with interests after both parties complete formalities for termination of contract, Party B returns leased premises fully to Party A and completes business address change formalities (if any).

4. Premises Rent and Time of Payment

4.1 Premises Rent

The rent is 68 Yuan per month each square meters (including property management fee). The rent shall increase by 5% annually on the basis of the rent in previous year from the second year, i.e. rent of the first year is 68 Yuan per month each square meters, that of the second year is 71.4 Yuan per month each square meters and that of the third year is 74.97 Yuan per month each square meters

4.2 Term of payment for rent: Party A requires the Lessee shall pay rent before using the premises. Party B shall pay rent each half a year and the specific time of payment is:

Number of Phases	Time	Amount (Yuan)	Number of Periods	Time	Amount (Yuan)
First Phase	October 1, 2013	1,591,200	Second Phase	April 1, 2014	1,591,200
Third Phase	October 1, 2014	1,670,760	Fourth Phase	April 1, 2015	1,670,760
Fifth Phase	October 1, 2015	1,754,298	Sixth Phase	April 1, 2016	1,754,298

5. Purpose of Leased Premises and Electricity Consumption

Party B leases the premises hereunder for the purpose of producing, research and development. The operating items of Party B shall comply with the provisions of national laws and local regulations on the operation of such premises, and shall not change the using property and application of the premises without permission during the term of lease. The electricity consumption of Party B shall be kept within 176kW.

Decoration of Leased Premises

6.1 Part A agrees Party B to finish and decorate the premises, but the finishing and decoration scheme must be submitted to and be approved by Party A in written form; besides the finishing and decoration shall neither damage building structure nor have negative effect on the adjacent parties. If Party B is complained or proposed objection due to negative effect of decoration, fittings and operating behavior on adjacent parties, it shall settle voluntarily.

6.2 The decoration of Party B to the premises must meet requirements on fire protection, environmental

7. License Application

7.1 Party B is responsible to complete relevant formalities such as business license and tax registration certificate etc necessary for operation voluntarily and assume the expenses caused thereof.

7.2 If Party B encounters obstacles (not fault of Party A) in the process of completing license and permits, resulting in being unable to or unnecessary to use the leased premises, and it proposes to rescind this Contract by this reason, its liability for breach of contract shall not be exempted.

8. Rights and Obligations of both Parties

8.1 Rights and Obligations of Party A

8.1.1 Party A shall provide the premises under this Lease Contract to Party B and provide air conditioner power supply to measure electricity consumption and charge; the cost shall be assumed by Party B.

8.1.2 In order to enhance the management of “West Lake International Technologies Building”, Party A entrusts CECEP (Hangzhou) Property Management Co., Ltd to collect rent, water & electricity charges and parking charge etc on its behalf; of which rent invoice shall be issued by Party A and invoice for other expenses shall be issued by CECEP (Hangzhou) Property Management Co., Ltd. Party B shall sign Property Management Service Agreement and relevant rules for the implementation with property management company; this Agreement and rules for the implementation have equal legal force with Lease Contract.

8.1.3 During term of lease, building taxes for the premises and land shall be paid by Party A according to law. If expenses imposed by relevant government departments which are not listed herein but are relative to the premises occur, the expenses shall be assumed respectively by Party A and Party B according to the provisions of government departments.

8.1.4 Party A guarantees to Party B that the premises leased out is owned by Party A; if a third person claims ownership or proposes doubt to the leased premises and Party B suffers losses thereof, Party A shall assume corresponding responsibilities.

8.1.5 During term of lease, if Party A requests to transfer the possession of the premises, it shall notify Party A one month in advance. On equal conditions, Party B has priority to the transfer.

8.2 Rights and Obligations of Party B

8.2.1 Party B shall provide duplicate of enterprise business license (transcript) with annual inspection of current year before each lease year expires

8.2.2 In order to enhance the management of “West Lake International Technologies Building”, Party A entrusts CECEP (Hangzhou) Property Management Co., Ltd to manager the properties; affairs related to property management shall be subject to signed Property Management Service Agreement by and between Party A and property management company.

8.2.3 Party B shall use electricity according to the limit provided by Party A and assume corresponding charges. Party B shall pay water and electricity charges used by itself as per the water price and electrovalence approved by relevant departments and assume apportionment of expenses for public area.

8.2.4 During term of lease, Party B shall be responsible for repair and maintenance of equipments, facilities and accessories such as water, electricity, doors, windows, lamps and rest rooms etc in the leased area and shall assume corresponding expenses; Party A shall be responsible for the repair and maintenance of the pubic area beyond the area leased by Party B.

8.2.5 Properties of Party B shall participate in insurance and Party B shall carry out prevention of burglary and fire protection properly. Any losses suffered by Party B by reason of accidents such as burglary, robbery and fire disaster etc or force majeure (such as earthquake or flood etc.) shall be assumed voluntarily by Party B and Party A and property management company shall not be hold liable.

8.2.6 If the premises or facilities are damaged due to improper use of Party B, Party B shall be responsible to repair immediately or assume economic compensation.

8.2.7 Party A shall notify Party B in written form seven days in advance before repairing the premises and the ancillary facilities, and Party B shall positively assist and cooperate with Party A.

8.2.8 Party B shall obtain written approval of Party A in advance before transforming the premises, and can implement after completing formalities of applying for approval to competent department according to the provisions.

9. Rescission of Contract

9.1 During term of contract, if Party B has any of the following breaching acts, Party B has the right to notify Party B the termination of this Contract unilaterally (the date for termination of contract specified in notice on termination of contract received by Party B from Party A shall be the date of early termination of this Contact), take back the premises and take necessary measures. Decoration and finishing losses caused to Party B thereof shall be assumed by Party B voluntarily. Besides, Party A shall pay one month’s rent of current year to Party A as liquidated damages according to the provisions of this Contract.

9.1.1 Change application of the premises specified in this Contract without permission or conduct illegal activities with this premises.

9.1.2 Dismantle building structure without written approval of Party A, or damage the premises, and fails to correct and repair within stipulated time upon the written notice of Party A.

9.1.3 Transfer the premises to other person for the purpose of using and operating without written approval of Party A.

9.1.4 Delay to pay rent for over 15 days accumulatively without written approval of Party A.

9.1.5 Without business certificate, or not meet requirements on fire prevention, environmental protection, public security and disease prevention etc.

9.1.6 Severely violate Property Management Service Agreement and relevant rules for the implementation.

9.1.7 Delay to pay water and electricity for over one month.

9.1.8 Influence normal operational order of Party A’s park area.

9.2 During term of lease, if Party B has any of the above acts, it shall agree unconditionally Party A to take the following measures:

9.2.1 Party A will immediately send early termination of contract to Party B, and at the same time take compulsory measures including turning off power supply and cutting off water supply for area leased by Party B; losses caused to Party B on aspect of operation thereof shall be assumed voluntarily.

9.2.2 Party B shall move extra articles put in the leased area within ten days after Party A sends out termination of contract and return the leased premises to Party A; both parties shall terminate lease contract in advance.

9.2.3 If Party B fails to complete formalities for hand-over of premises in the following day of the ten days after Party B notifies the early termination of contract and there are still articles in the premises, Party A will dispose the articles left in the premises as ownerless articles, including but not limited to discarding, selling off, using or removing etc, Party B has no right to claim and Party A will not compensate in any form.

9.2.4 Party A shall deduct the performance bond paid by Party B as liquidated damages.

9.2.5 Party A reserves the right of recourse for the violation of this Contract of Party B.

9.3 In the process of using the premises, if Party B is unable to produce or operate and needs to terminate this Contract in advance due to policy reason such as municipal planning and removal & relocation or force majeure such as natural disaster etc, both parties shall not hold liable to each other. If policy on removal & relocation contains compensation related to decoration or equipment removal etc, such compensation shall be assigned to the parties involved according to national provisions and this Contract shall terminate naturally.

10. Liabilities for Breach of Contract of both Parties

10.1 Liabilities for Breach of Contract of Party A

10.1.1 Party A shall hand over the premises to Party B on the lease date signed in the Contract. If Party A fails to hand over the premises on schedule, it shall pay double daily rent to Party B as liquidated damages each expired day.

10.1.2 During term of lease, if Party A is to rescind this Contract in advance, it shall notify Party B two month in advance and shall pay one month’s rent of current year to Party B as liquidated damages except for the circumstances specified in Article 9 herein. Besides both parties shall determine amount of compensation through negotiation according to Party B’s investment on finishing and decoration and operating costs and in combination with the used time and corresponding residual value. If Party A notifies Party B less than two months in advance, it must pay the contractual rent for the days less than two months.

10.2 Liabilities for Breach of Contract of Party B

10.2.1 During term of lease, if Party B is to rescind this Contract in advance, it shall notify Party A two month in advance and shall pay one month’s rent of current year to Party B as liquidated damages. If Party B rescinds the Contract in advance, Party A shall not compensate Party B on finishing and decoration expenses. If Party B notifies Party A less than two months in advance, it must pay the contractual rent for the days less than two months.

10.2.2 During term of lease, if Party B fails to pay rent and property management fee etc on schedule, it shall not only complement the owed rent but also pay an overdue fine at the rate of 0.4‰ of the overdue amount daily; if Party B fails to pay other expenses such as water and electricity charges, it shall pay an overdue fine at the rate of 1‰ of the overdue amount daily.

10.2.3 If Party B violates relevant provisions of Property Management Service Agreement, Party A has the right to deduct part of the performance bond according to the gravity of the circumstances until confiscate the performance bond and rescind this Contract unilaterally. Party B shall compensate the losses caused to Party A thereof.

11. Site-clearing after Termination of Contract

11.1 If the Contract is terminated when the performance period expires, Party B shall return the leased premises to Party A when the Contract expires and both parties shall complete hand-over formalities. The premises returned by Party B shall comply with state of normal use and extra equipments, facilities and office furniture placed during decoration shall be possessed by Party B; Party B has free right of disposal to these articles; if Party B dismantles the immovable fixture partially, it shall be deemed to dismantle completely and Party B shall resume to original state before decoration. Before completing hand-over formalities, Party B shall move the added facilities, equipment and office articles out of the leased premises; after clearing the garbage, the premises shall be handed over to Party A for its check and acceptance. If Party B registers with the leased premises, it shall complete the change of registration address before handing over the premises.

11.2 If this Contract is terminated due to early rescission proposed by either party, Party B shall return the leased premises to Party A within the date specified in notice on rescission of contract and both parties shall complete hand-over formalities. Before completing hand-over formalities, Party B shall clear off articles in the premises completely and remove the garbage. During this period of time, Party B shall pay rent according to the provisions of the Contract.

11.3 If Party B fails to hand over the premises, clear off articles and complete change of registration address on schedule, it shall not only pay the rent according to the standard agreed on herein but also pay double daily rent to Party B as liquidated damages each expired day. If Party B fails to complete hand-over formalities on the second day when the Contract expires or is terminated by rescission of contract, and there are articles left in the premises, Party A has the right to dispose the articles voluntarily as ownerless articles and Party B has no right to lodge a claim. Party A is not obligated to compensate in any form.

11.4 Party A reserves the right of recourse if Party B violates this Contract.

11.5 During the execution of the Contract, Party B has no right to require Party A to compensate or defray the owed amount with the expenses on decoration and finishing of the premises when the Contract expires or is terminated not for Party A’s fault.

12. Other Provisions

Two months prior to the expiration of this Contract, both parties may negotiate on the renewal of lease, Party B must notify Party A whether to renew the lease in written form one month in advance when the Contract expires; otherwise Party A deems Party B to surrender lease. If Party A and Party B agree to renew the lease, both parties will sign lease contract separately; after this Contract expires, Party B has priority to renew lease on equal conditions.

13. Anything uncovered in this Contract may be concluded into a supplemental contract separately through negotiation between both parties; the supplemental contract shall have equal legal force with this Contract.

14. During the execution of this Contract, any disputes arisen between Party A and Party B shall be settled through negotiation. If no agreement is reached through negotiation, either party may prosecute to local people’s court in charge of the leased premises.

15. This Contract shall come into force upon the seals of both parties and after Party A receives the performance bond paid by Party B. It shall be made in quadruplicate. Party A and Party B each shall hold two copies.

16. The address agreed on in this Contract is actual contact address in the process of performing this Contract hereafter; if either party changes contact address, it shall notify another party promptly; if it fails to notify the change, resulting in the notices sent by another party unable to reach, the third day after sending the notice shall be deemed the receipt date of notification of another party (subject to the postmark).

17. Other Provisions Agreed by and Between both Parties:                     /                    .

Party A (Seal): /s/ CECEP Industry Development Co., Ltd Party B (Seal): /s/ Aerohove Networks (Hangzhou) Co., Ltd.

Address: No.391, Wen’er Road, Hangzhou	Address:

Representative:	Representative:

Tel.:	Tel.:

Signed on: 2013.6.26	Signed at: No.391, Wen’er Road, Hangzhou

Attachments of this Contract:

1. Duplicate of Party B’s business license (transcript);

2. Graphical representation of Party B’s leased area.